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                                                                      Exhibit 23



DELOITTE & TOUCHE LLP (letterhead)
2000 First National Center                   Telephone 402-346-7788
Omaha, NE 68102-1578                         Facsimile 402-346-0711
                                                       402-344-0372



INDEPENDENT AUDITORS' CONSENT
-----------------------------



We consent to incorporation by reference in Registration Statements No. 2-88663, 33-21680, 33-57117, and 333-02785 of Valmont Industries, Inc. on Form S-8 of our reports dated February 5, 1999 appearing in or incorporated by reference in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 26, 1998.



DELOITTE & TOUCHE LLP


Omaha, Nebraska
March 24, 1999

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